UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

March 7, 2012

Date of Report (Date of earliest event reported)

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As disclosed on its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2011, on October 18, 2011 (1) Renasant Corporation (the “Company”) and R. Rick Hart, the Company’s Executive Vice President and the President of the Northern Division of Renasant Bank, the Company’s wholly-owned subsidiary, entered into an amendment to Mr. Hart’s employment agreement, and (2) the Board of Directors of the Company appointed Kevin D. Chapman as Chief Financial Officer of the Company.

The Company is filing this Current Report on Form 8-K solely to put on file with the Securities and Exchange Commission a copy of (1) the Amendment to Executive Employment Agreement dated October 18, 2011 between the Company and R. Rick Hart and (2) the Change in Control Agreement dated as of January 1, 2011 between the Company and Kevin D. Chapman, so that each such agreement may be incorporated by reference into the Company’s subsequent filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment to Executive Employment Agreement dated October 18, 2011 between the Company and R. Rick Hart

10.2	Change in Control Agreement dated as of January 1, 2011 between the Company and Kevin D. Chapman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: March 7, 2012	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amendment to Executive Employment Agreement dated October 18, 2011 between the Company and R. Rick Hart

10.2	Change in Control Agreement dated as of January 1, 2011 between the Company and Kevin D. Chapman